UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2017

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On October 30, 2017, the Board of Directors (the “Board”) of Consolidated Communications Holdings, Inc. (the "Company") elected, effective as of January 1, 2018 (the “Effective Date”), former Chief Executive Officer Robert J. Currey to the non-executive position of Chairman of the Board.  Accordingly, effective as of the Effective Date, Mr. Currey will transition from his role as Executive Chairman of the Board to non-executive Chairman of the Board.  As the non-executive Chairman of the Board, Mr. Currey will continue service as a director but will no longer be an officer or employee of the Company.

As previously disclosed, as part of the Company’s chief executive officer succession and transition plan, the Board appointed C. Robert Udell, Jr. as its new President and Chief Executive Officer, effective January 1, 2015, at which point the Board elected Mr. Currey, who served as the Chief Executive Officer of the Company from 2002 until December 31, 2014, to serve as the Executive Chairman of the Board. Mr. Currey’s transition to non-executive Chairman of the Board is the next logical step in this multi-year transition undertaken by the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2017
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
Name: Steven L. Childers
Title: Chief Financial Officer